Exhibit 10.1

NOTICE OF REDEMPTION
TO THE HOLDERS OF
HF Financial Capital Trust I
10,000 CAPITAL SECURITIES
310 COMMON SECURITIES

(the “Securities”)

Your Securities is hereby called for redemption on December 8, 2006 pursuant to Annex I,  Section 4 of the Amended and Restated Declaration of Trust dated as of November 28, 2001 between HF Financial Corp. as the Company, Wilmington Trust Company, as the Institutional Trustee and Delaware Trustee and the Administrators named therein. The Securities will be redeemed at the Redemption Price of 100%.

On December 8, 2006, the Securities or portions thereof designated for redemption will become due and payable.  Payment will be made upon presentation and surrender to:

BY MAIL:	BY HAND:

Wilmington Trust Company	Wilmington Trust Company
Corporate Trust	Corporate Trust
1100 North Market Street	301 West 11th Street
Wilmington, DE 19890	1st Floor
Wilmington, DE

In the case of Securities designated for partial redemption, a new Security in the principal face amount equal to the unredeemed portion thereof will be issued.  On and after December 8, 2006, interest shall cease to accrue on the Securities or portions thereof designated for redemption.

HF Financial Capital Trust I

Dated:  October 11, 2006